UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 17, 2023
Warner Bros. Discovery, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34177

Delaware	35-2333914
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

230 Park Avenue South
New York, New York 10003
(Address of principal executive offices, including zip code)

212-548-5555
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[☐]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series A Common Stock	WBD	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed, on January 4, 2023, Robert R. Bennett notified the Warner Bros. Discovery, Inc. (the “Company”) Board of Directors (the “Board”) of his decision to resign from the Company’s Board, effective as of April 1, 2023.

On January 17, 2023, in accordance with the procedures set forth in the Company’s Second Restated Certificate of Incorporation, Kenneth W. Lowe was appointed to fill the vacancy created by Mr. Bennett’s resignation, effective as of April 2, 2023. Mr. Lowe will serve as a Class I director and will stand for election by the Company’s stockholders at the 2023 Annual Meeting of Stockholders.
The Board anticipates naming Mr. Lowe to serve on one or more committees of the Board, and the Company will file an amendment to this Current Report on Form 8-K within four business days after the Board makes this determination.

Mr. Lowe served as Chairman, President and Chief Executive Officer of Scripps Networks Interactive, Inc. (“Scripps Networks”) from 2008 until 2018, when Scripps Networks merged with Discovery, Inc. From 2000-2008, Mr. Lowe served as President and Chief Executive Officer of The E.W. Scripps Company. Mr. Lowe also served as Chief Operating Officer of The E.W. Scripps Company during 2000. Mr. Lowe was a member of the Discovery, Inc. board of directors from March 2018 until April 2022. Mr. Lowe’s expertise in the media industry and experience as a public company executive, as well as his experience in the areas of integration and transformation following a significant merger make him a valuable addition to the Company’s Board.

No arrangements exist between Mr. Lowe and any other person pursuant to which he was selected as a director. There are no transactions in which Mr. Lowe has an interest requiring disclosure under Item 404(a) of SEC Regulation S-K.

Mr. Lowe will be compensated for his services on the Company’s Board pursuant to the compensation program for non-employee directors described in the Company’s proxy statement dated March 14, 2022 for the Company’s 2022 annual meeting of stockholders, except that his stock retainer will be $220,000 and his cash retainer will be $125,000, in accordance with the changes implemented by the Board to the compensation program for all non-employee directors following the closing of the acquisition of the WarnerMedia business.

Item 9.01.    Financial Statements and Exhibits

101	Inline XBRL Instance Document - the instance document does not appear in the Interactive Date File because its XBRL tags are embedded within the Inline XBRL document
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warner Bros. Discovery, Inc.

Date: January 20, 2023	By:	/s/ Savalle Sims
Savalle Sims
Executive Vice President and General Counsel